Ibotta Reports Second Quarter 2026 Financial Results

Ibotta’s second quarter financial results exceeded the upper end of the guidance range for both revenue and adjusted EBITDA

Revenue grew by 3% year-over-year to $88.9 million

Redemption revenue grew by 10% year-over-year to $80.2 million and third-party publisher redemption revenue grew by 27% to $61.5 million

Generated net loss of $1.2 million, representing net loss as a percent of revenue of (1.4)%, and adjusted EBITDA of $16.5 million, representing an 18.6% adjusted EBITDA margin

DENVER, August 3, 2026 (Business Wire) -- Ibotta, Inc. (NYSE: IBTA), the performance marketing platform for promotions, today announced financial results for the second quarter ended June 30, 2026.

“We continue to build strong operating momentum, delivering second quarter results that exceeded our expectations and returning to top-line growth one quarter ahead of schedule,” said Ibotta CEO and Founder, Bryan Leach. “Redemption revenue grew 10% year-over-year, our fastest pace of growth since the third quarter of 2024, a direct outcome of increased advertiser offer supply and consistently strong execution by our team.”

Second Quarter 2026 Financial Highlights:

•Total revenue of $88.9 million, a year-over-year increase of 3%.
•Total redemption revenue of $80.2 million, an increase of 10% year-over-year, driven by increased offer supply.
•During the quarter, the IPN had 20.9 million redeemers, compared to 17.3 million redeemers in the second quarter of 2025, an increase of 21% year-over-year, driven by growth with existing publishers and the launch of DoorDash during the second quarter of 2025.
•Third-party publisher redemptions of 74.4 million, compared to 58.6 million in the second quarter of 2025, an increase of 27% year-over-year.
•Generated net loss of $1.2 million, representing net loss as a percent of revenue of (1.4)%, and non-GAAP net income of $11.7 million, representing non-GAAP net income as a percent of revenue of 13.2%.
•Delivered adjusted EBITDA of $16.5 million, representing an adjusted EBITDA margin of 18.6%.
•Generated cash from operating activities of $13.3 million and free cash flow of $8.1 million.

•Repurchased 0.7 million shares for a total of $23.0 million at an average price per share of $32.33, exclusive of broker commissions and excise tax.

The following table summarizes the Company’s financial results for the three and six months ended June 30, 2026 and 2025:

	Three months ended June 30,		% Change	Six months ended June 30,		% Change
	2026	2025		2026	2025

	(in thousands, except per share figures and percentages)
GAAP Results
Redemption revenue	$80,198	$73,208	10%	$153,214	$146,607	5%
Revenue	88,905	86,029	3%	171,388	170,603	—%
Net (loss) income	(1,229)	2,490	NM (1)	(11,551)	3,045	NM (1)
Net (loss) income per share, diluted	(0.05)	0.08	NM (1)	(0.49)	0.10	NM (1)
Net (loss) income as a percent of revenue	(1.4)%	3.0%		(6.7)%	1.8%

Non-GAAP Results
Adjusted EBITDA	$16,541	$17,882	(7)%	$25,262	$32,555	(22)%
Adjusted EBITDA margin	18.6%	20.8%		14.7%	19.1%
Non-GAAP net income	$11,717	$14,892	(21)%	$17,746	$27,001	(34)%
Non-GAAP net income per share, diluted	0.46	0.49	(6)%	0.70	0.85	(18)%
_______________
(1)NM - not meaningful

The following table summarizes the Company’s performance metrics for the three and six months ended June 30, 2026 and 2025:

	Three months ended June 30,			Six months ended June 30,
	2026	2025	% Change	2026	2025	% Change

	(in thousands, except per redeemer figures, per redemption figures, and percentages)
Performance Metrics
Redemptions:
Third-party publisher redemptions	74,362	58,551	27%	145,051	119,763	21%
Direct-to-consumer redemptions	17,055	21,933	(22)%	34,332	43,561	(21)%
Total redemptions	91,417	80,484	14%	179,383	163,324	10%
Redeemers:
Third-party publisher redeemers	19,544	15,742	24%	18,925	15,588	21%
Direct-to-consumer redeemers	1,401	1,594	(12)%	1,415	1,625	(13)%
Total redeemers	20,944	17,336	21%	20,340	17,213	18%
Redemptions per redeemer:
Third-party publisher redemptions per redeemer	3.8	3.7	2%	7.7	7.7	—%
Direct-to-consumer redemptions per redeemer	12.2	13.8	(11)%	24.3	26.8	(9)%
Total redemptions per redeemer	4.4	4.6	(6)%	8.8	9.5	(7)%
Redemption revenue per redemption:
Third-party publisher redemption revenue per redemption	$0.83	$0.83	—%	$0.80	$0.81	(1)%
Direct-to-consumer redemption revenue per redemption	1.10	1.12	(2)%	1.10	1.14	(4)%
Total redemption revenue per redemption	$0.88	$0.91	(4)%	$0.85	$0.90	(6)%

Note that certain figures shown above may not recalculate due to rounding.

Second Quarter 2026 Business Highlights:

•Ibotta offers became available to Uber customers during the quarter with the overall program expected to ramp in the coming months.
•Subsequent to quarter-end, Ibotta offers became available to Giant Eagle customers.
•Subsequent to quarter-end, we announced that 7-Eleven, Inc. and Ibotta have formed a partnership in which Ibotta will be the exclusive third-party provider of CPG digital promotions (excluding age-restricted items) to the 7-Eleven, 7NOW, and Speedway apps, reaching shoppers across more than 11,500 U.S. store locations.

Financial Guidance:

Third quarter 2026 outlook summary:

•Revenue of $86 - $90 million, a year-over-year increase of 6% at the midpoint.
•Adjusted EBITDA of $12 - $14 million, representing a margin of 14.8% at the midpoint.

Guidance for adjusted EBITDA is earnings before interest income, net, provision for income taxes, and depreciation and amortization, and excludes stock-based compensation and other expense, net. We have not reconciled adjusted EBITDA to GAAP net income for our guidance because we do not provide guidance on GAAP net income and would not be able to present the various reconciling cash and non-cash items between the GAAP and non-GAAP financial measures since certain items that impact these measures are uncertain or out of our control, or cannot be reasonably predicted, including share-based compensation expense, without unreasonable effort. The actual amounts of such reconciling items could have a significant impact on the Company's GAAP net income.

Use of Non-GAAP Financial Information

Included within this press release are the non-GAAP financial measures of adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income, non-GAAP net income as a percent of revenue, non-GAAP diluted net income per share and free cash flow that supplement the condensed financial statements of the Company prepared under generally accepted accounting principles (GAAP). The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please see the accompanying tables for reconciliations of these non-GAAP financial measures to their nearest GAAP equivalents.

Adjusted EBITDA is earnings before interest income, net, provision for income taxes, and depreciation and amortization, and excludes stock-based compensation, restructuring charges, and other expense, net. Adjusted EBITDA margin is calculated as adjusted EBITDA as a percent of revenue. Non-GAAP net income excludes stock-based compensation, restructuring charges, and the related income tax effects. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments). Non-GAAP diluted net income per share is calculated as non-GAAP net income divided by non-GAAP diluted weighted average common shares outstanding. Free cash flow is defined as cash provided by operating activities, less additions to property and equipment and capitalization of software development costs.

The Company's management believes that these non-GAAP measures can assist investors in evaluating the Company's operational trends, financial performance, and cash-generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures versus their nearest GAAP equivalents. The Company’s definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. These non-GAAP measures are not meant to be considered in isolation or as a substitute for the comparable GAAP measures, but are included solely for informational and comparative purposes. Non-GAAP financial measures are subject to limitations and should be read only in conjunction with our condensed financial statements prepared in accordance with GAAP. In light of these limitations, management also reviews the specific items that are excluded from our non-GAAP measures, as well as trends in these items.

Second Quarter 2026 Financial Results Webcast and Conference Call Details

When:	Monday, August 3, 2026 at 2:30 p.m. MT/ 4:30 p.m. ET
Webcast:	ir.ibotta.com

Key Business Terms and Notes

Ibotta Performance Network (IPN): A platform that allows clients to deliver digital promotions to consumers via a network of publishers, consisting of our owned properties and third-party publishers.

Redeemer: A consumer who has redeemed at least one digital offer within the time period specified. If a consumer were to redeem on more than one publisher during that period, they would be counted as multiple redeemers. Year-to-date redeemers are calculated as the average of current year quarter-to-date redeemers.

Redemption: A verified purchase of one or more items qualifying for an offer by a client on the IPN.

Redemption Revenue: The Company’s customers promote their products and services to consumers through rewards offered on the IPN. The Company earns a fee per redemption which is recognized in the period in which the redemption occurred. The Company may also charge fees to set up a redemption campaign which are deferred and recognized over the average duration of historical redemption campaigns.

About Ibotta ("I bought a...")

Ibotta (NYSE: IBTA) is the leading provider of digital promotions for CPG brands, reaching over 200 million consumers through a network of publishers called the Ibotta Performance Network (IPN). The IPN allows marketers to influence what people buy, and where and how often they shop – all while paying only when their campaigns directly result in a sale. American shoppers have earned over $2.9 billion through the IPN since 2012. Ibotta is headquartered in Denver, and has been listed as a top place to work by The Denver Post and Inc. Magazine.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements relating to expectations concerning matters that are not historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements by our CEO and founder about our strategy, product capabilities, the ongoing strength of the Company’s network and core product offerings, our ability to grow and timing of our programs, and the Company’s financial guidance, such as revenue and adjusted EBITDA. When words such as “believe,” “expect,” “anticipate,” “will”, “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. These forward-looking statements involve risks, uncertainties and assumptions, including those related to the Company’s relatively limited operating history, which makes it difficult to evaluate the Company’s business and prospects, the demands and expectations of clients and the ability to attract and retain clients. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These and other factors are disclosed in the Company’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof, except as required by law.

Ibotta, Inc.
CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Revenue	$88,905	$86,029	$171,388	$170,603
Cost of revenue(1)	19,186	17,925	38,636	35,017
Gross profit	69,719	68,104	132,752	135,586
Operating expenses(1):
Sales and marketing(2)	32,880	28,809	66,928	58,667
Research and development	15,073	14,745	29,575	32,814
General and administrative	21,791	22,264	45,551	43,650
Depreciation and amortization	1,852	1,048	3,407	2,020
Total operating expenses	71,596	66,866	145,461	137,151
(Loss) income from operations	(1,877)	1,238	(12,709)	(1,565)
Interest income, net	1,356	2,636	2,866	6,321
Other expense, net	(11)	(6)	(42)	(405)
(Loss) income before provision for income taxes	(532)	3,868	(9,885)	4,351
Provision for income taxes	(697)	(1,378)	(1,666)	(1,306)
Net (loss) income	$(1,229)	$2,490	$(11,551)	$3,045
Net (loss) income per share:
Basic	$(0.05)	$0.09	$(0.49)	$0.10
Diluted	$(0.05)	$0.08	$(0.49)	$0.10
Weighted average common shares outstanding:
Basic	23,280,652	28,479,977	23,710,471	29,623,352
Diluted	23,280,652	30,433,519	23,710,471	31,819,817

(1)Amounts include stock-based compensation expense as follows (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Cost of revenue	$766	$625	$1,756	$1,282
Sales and marketing(2)	5,552	4,873	11,342	10,002
Research and development	2,770	2,500	5,976	5,647
General and administrative	5,956	5,644	12,652	10,463
Total stock-based compensation expense	$15,044	$13,642	$31,726	$27,394

(2)Stock-based compensation expense included in sales and marketing includes common stock warrant expense of $2.1 million recognized during each of the three months ended June 30, 2026 and 2025 and $4.3 million recognized during each of the six months ended June 30, 2026 and 2025.

Ibotta, Inc.
CONDENSED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2026	2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$148,173	$186,612
Accounts receivable, net	203,391	208,709
Prepaid expenses and other current assets	14,071	12,604
Total current assets	365,635	407,925
Property and equipment, net	23,204	23,434
Capitalized software development costs, net	27,964	24,193
Equity investment	4,531	4,531
Deferred tax assets, net	53,493	54,850
Operating lease assets	9,762	9,901
Other long-term assets	810	1,077
Total assets	$485,399	$525,911
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,306	$10,840
Due to third-party publishers	121,213	107,601
Deferred revenue	2,602	2,935
User redemption liability	62,008	65,521
Accrued expenses	19,343	19,614
Other current liabilities	996	1,249
Total current liabilities	213,468	207,760
Long-term liabilities:
Operating lease liabilities, long-term	25,134	25,501
Unrecognized tax benefits, long-term	5,224	4,999
Total liabilities	243,826	238,260
Stockholders’ equity:
Preferred stock	—	—
Class A common stock	—	—
Class B common stock	—	—
Treasury stock	(335,953)	(267,575)
Additional paid-in capital	725,948	692,097
Accumulated deficit	(148,422)	(136,871)
Total stockholders' equity	241,573	287,651
Total liabilities and stockholders' equity	$485,399	$525,911

Ibotta, Inc.
CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Six months ended June 30,
	2026	2025
Operating activities
Net (loss) income	$(11,551)	$3,045
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	6,245	4,610
Impairment of capitalized software development costs	991	241
Stock-based compensation expense	27,381	23,049
Common stock warrant expense	4,345	4,345
Credit loss expense	1,151	1,454
Amortization of debt discount and issuance costs	76	75
Deferred income taxes	1,427	(1,196)
Other	6	10
Changes in assets and liabilities:
Accounts receivable	4,177	10,463
Other current and long-term assets	(1,207)	(22,271)
Accounts payable	(730)	1,126
Due to third-party publishers	13,612	731
Accrued expenses	1,950	(1,535)
Deferred revenue	(333)	184
User redemption liability	(3,513)	(3,084)
Other current and long-term liabilities	(395)	24,468
Net cash provided by operating activities	43,632	45,715
Investing activities
Additions to property and equipment	(3,958)	(5,520)
Additions to capitalized software development costs	(8,334)	(6,448)
Proceeds from the sale of property and equipment	27	—
Net cash used in investing activities	(12,265)	(11,968)
Financing activities
Proceeds from exercise of stock options	2,593	7,357
Debt issuance costs	—	(2)
Purchase of treasury stock	(70,784)	(140,176)
Taxes paid related to net share settlement of equity awards	(3,097)	(2,045)
Proceeds from employee stock purchase plan	1,482	2,036
Net cash used in financing activities	(69,806)	(132,830)
Net change in cash, cash equivalents, and restricted cash	(38,439)	(99,083)
Cash, cash equivalents, and restricted cash, beginning of period	186,612	349,690
Cash, cash equivalents, and restricted cash, end of period	$148,173	$250,607

The following table disaggregates the Company’s third-party publishers and direct-to-consumer revenue by redemption and ad & other revenue:

Supplemental Revenue Detail

	Three months ended June 30,		% Change	Six months ended June 30,		% Change
	2026	2025		2026	2025

	(in thousands, except percentages)
Third-party publishers revenue
Redemption revenue	61,475	48,588	27%	115,471	96,783	19%
Ad & other revenue	—	—	—%	—	—	—%
Total third-party publishers revenue	61,475	48,588	27%	115,471	96,783	19%
Direct-to-consumer revenue
Redemption revenue	$18,723	$24,620	(24)%	$37,743	$49,824	(24)%
Ad & other revenue	8,707	12,821	(32)%	18,174	23,996	(24)%
Total direct-to-consumer revenue	27,430	37,441	(27)%	55,917	73,820	(24)%
Total
Redemption revenue	80,198	73,208	10%	153,214	146,607	5%
Ad & other revenue	8,707	12,821	(32)%	18,174	23,996	(24)%
Total revenue	$88,905	$86,029	3%	$171,388	$170,603	—%

Non-GAAP Financial Metrics
(In thousands, except shares, per share amounts, and percentages)
The following tables show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release:

Reconciliation of Adjusted EBITDA

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net (loss) income	$(1,229)	$2,490	$(11,551)	$3,045
Add (deduct):
Interest income, net	(1,356)	(2,636)	(2,866)	(6,321)
Depreciation and amortization	3,374	2,445	6,245	4,610
Stock-based compensation	15,044	13,642	31,726	27,394
Restructuring charges	—	557	—	2,116
Provision for income taxes	697	1,378	1,666	1,306
Other expense, net	11	6	42	405
Adjusted EBITDA	$16,541	$17,882	$25,262	$32,555
Revenue	$88,905	$86,029	$171,388	$170,603
Net (loss) income as a percent of revenue	(1.4)%	3.0%	(6.7)%	1.8%
Adjusted EBITDA margin	18.6%	20.8%	14.7%	19.1%

Reconciliation of Non-GAAP Net Income

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net (loss) income	$(1,229)	$2,490	$(11,551)	$3,045
Stock-based compensation	15,044	13,642	31,726	27,394
Restructuring charges	—	557	—	2,116
Adjustment for income taxes	(2,098)	(1,797)	(2,429)	(5,554)
Non-GAAP net income	$11,717	$14,892	$17,746	$27,001
Revenue	$88,905	$86,029	$171,388	$170,603
Net (loss) income as a percent of revenue	(1.4)%	3.0%	(6.7)%	1.8%
Non-GAAP net income as a percent of revenue	13.2%	17.3%	10.4%	15.8%

Weighted average common shares outstanding, diluted	23,280,652	30,433,519	23,710,471	31,819,817
Plus: dilutive effect of securities(1)	2,427,538	—	1,771,949	—
Non-GAAP weighted average common shares outstanding, diluted	25,708,190	30,433,519	25,482,420	31,819,817

Net (loss) income per share, diluted	$(0.05)	$0.08	$(0.49)	$0.10
Non-GAAP net income per share, diluted	$0.46	$0.49	$0.70	$0.85
_______________
(1)In periods when the Company incurs a net loss, basic net loss per share is equivalent to diluted net loss per share as the inclusion of all potentially dilutive securities outstanding would be antidilutive. For purposes of calculating non-GAAP net income per share, the Company adds back the weighted average dilutive effect of securities.

Non-GAAP Financial Metrics
(In thousands, except shares, per share amounts, and percentages)
Reconciliation of Free Cash Flow

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$13,258	$25,855	$43,632	$45,715
Additions to property and equipment	(890)	(3,626)	(3,958)	(5,520)
Additions to capitalized software development costs	(4,314)	(3,374)	(8,334)	(6,448)
Free cash flow	$8,054	$18,855	$31,340	$33,747

Contact

Corporate Communications
Chris Boyd, chris.boyd@ibotta.com

Investor Relations
Shalin Patel, shalin.patel@ibotta.com